Agreement with Entertech Releasing Corp. (No 10.415)
Re: "Ca commence aujourd'hui"/USA.

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                                   DEAL TERMS
--------------------------------------------------------------------------------


Agreement made as of May 25, 1999 by and between:

LE STUDIO CANAL+, a French corporation with its principal place of business located at 17, rue Dumont d-Urville, 75116 Paris (FRANCE) ("Licensor"), and

ENTERTECH RELEASING CORP., an American corporation with its principal place of business located at 4929 Wilshire Blvd., Suite 830, Los Angeles, California 90010 (USA) ("Distributor").

Subject  to  timely  payment  of  all  monies  due  Licensor  and  Distributor's performance of all other terms and conditions of this Agreement, Licensor licenses exclusively to Distributor, and Distributor accepts from Licensor, the Licensed Rights to the Picture in the Territory for the Term and in the Authorized Language identified below on all the terms and conditions of this Agreement. When not defined where they first appear, words used in this Agreement are otherwise defined in the Standards Terms or Schedule of Definitions attached hereto.

1. - THE PICTURE: The word "Picture" refers to the feature-length theatrical motion picture containing the Required Elements set forth in Exhibit "A".

2. - TERRITORY: The word "Territory" refers to those territories defined in Exhibit "B".

3. - TERM: The "Term" of this Agreement is ten (10) years commencing on the date of notice by Licensor that Licensor is prepared to deliver the materials to the Picture.

4. - LANGUAGE: The term "Authorized Language Version" refers to the French original language version of the Picture which Distributor is entitled to exploit in the languages set forth herein for the countries and Rights specified: English subtitled.

The soundtrack on any subtitled version shall be in the French original language version of the Picture.

5. - LICENSED RIGHTS TERMS: A Right is licensed to Distributor only if expressly so designated by mark in the "Yes" box (collectively the "Licensed Rights"). Any Right not marked or marked in the "No" box is a "Reserved Right" of Licensor.

5.1  Cinematic Rights:

                            Licensed                  Holdback

Theatrical                [X] Yes   [  ] No            N/A
Non-Theatrical            [X] Yes   [  ] No            N/A
Public Video              [X] Yes   [  ] No            N/A

5.2  Ancillary Rights:
     ----------------
                           Licensed                  Holdback

Airline                   [ ] Yes   [X] No             N/A
Ship                      [ ] Yes   [X] No             N/A
Hotel                     [ ] Yes   [X] No             N/A


                                      DT-1

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Agreement with Entertech Releasing Corp. (No 10.415)
Re: "Ca commence aujourd'hui"/USA
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5.3  Video Rights:

                        Licensed             Type    Format     Holdback
Home Video              [X] Yes   [ ] No     C/D       N        Until 6 months from First Theatrical Release
Commercial Video        [X] Yes   [ ] No     C/D       N        Until 6 months from First Theatrical Release

         Allowed Types are "C" for Videocassette, "D" for Videodisc and DVD, or "All" for all Types. Allowed Formats are "N" for NTSC, "P" for PAL, "S" for SECAM, or "All" for all Formats.

With respect to DVD, Distributor agrees to consult with Licensor before manufacturing and exploiting the DVD of the Picture.

5.4   Television Rights:

Pay TV            Licensed             Runs/Playdates       Holdback
------            --------             --------------       --------
Terrestrial       [X] Yes   [ ] No     Unlimited            Until 6 months from First Video Release
Cable             [X] Yes   [ ] No     Unlimited            Until 6 months from First Video Release
Satellite         [X] Yes   [ ] No     Unlimited            Until 6 months from First Video Release

Free TV
Terrestrial       [X] Yes   [ ] No     Unlimited            Until 12 months from First Video Release
Cable             [X] Yes   [ ] No     Unlimited            Until 12 months from First Video Release
Satellite         [X] Yes   [ ] No     Unlimited            Until 12 months from First Video Release

6. - RELEASE DATES: Distributor must cause the First Theatrical Release throughout the Territory no later than December 31, 1999 in New York City and in no less than ten (10) major cities throughout the Territory.

Distributor can not exploit any Licensed Right before the end of its applicable Holdback Period.

It has already been agreed between Licensor and Distributor that Canadian Video and Television exploitation shall be "day and date" with the applicable United States of America exploitation.

Distributor must exploit each of the Licensed Rights no later than one (1) month after the end of each applicable Holdback Period.

7. - DISPOSITION OF RECEIPTS:

         (7.1) Gross Receipts derived from the exploitation of Cinematic Rights shall be divided between Distributor and Licensor as follows and in the following order:

                  (i)      First,  Distributor  shall retain One Hundred Percent
                           (100%)  of  such   Gross   Receipts   to  recoup  its
                           Recoupable Distribution Costs; and




                                      DT-2

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Agreement with Entertech Releasing Corp. (No 10.415)
Re: "Ca commence aujourd'hui"/USA
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                  (ii)     Next, subject to Article 10, Distributor shall retain
                           fifty percent (50%) of such Gross Receipts for itself and shall remit fifty percent (50%) of such Gross Receipts to Licensor.

         (7.2) Rental and Sell-Through Wholesale Gross Receipts derived from the exploitation of Video Rights shall be divided between Distributor and Licensor as follows:

                  (i) Seventy percent (70%) of such Gross Receipts to Distributor; and

                  (ii)     Thirty  percent  (30%)  of  such  Gross  Receipts  to
                           Licensor.

                  All  Video   Distribution   Costs  will  be   deducted  f  rom
Distributor's share of Gross Receipts.

         (7.3) Gross Receipts derived from the exploitation of Television Rights shall be divided between Distributor and Licensor as follows:

                  (i) Thirty percent (30%) of such Gross Receipts to Distributor; and

                  (ii)     Seventy  percent  (70%)  of such  Gross  Receipts  to
                           Licensor.

                  All Television Distribution Costs will be deducted from Distributor's share of Gross Receipts.

All Gross Receipts payable to Licensor shall be paid by wire transfer in immediately available funds in accordance with Exhibit "C" at the time statements are required to be provided by Distributor to Licensor as set forth in Article 9.4 of the Standards Terms incorporated herein.

8. - GUARANTEE: Distributor shall irrevocably pay to Licensor an amount equal to twenty-eight thousand three hundred seventy-six Euros and eighty-four Cents ((U) 28.376,84) (the "Guarantee") payable as follows:

         (8.1)   20% ((U).5.675,37) on execution of this Agreement; and
         (8.2)   80%  ((U).22.701,47) on Licensor's  notification of delivery of the Materials to the Picture.

As a material condition to this Agreement, Distributor acknowledges that all payments to Licensor under Paragraph 8 of the Guarantee will be made by wire transfer of immediately available unencumbered and unconditional funds, free of any transmission charges, to the account set forth in Exhibit "C. Failure of Distributor to comply with the foregoing shall constitute a material breach of this Agreement by Distributor, and upon notice thereof from Licensor to Distributor, this Agreement shall terminate effective retroactively to the date or commencement or execution hereof, whichever is earlier. Licensor shall have no obligation to furnish any material or item if said payment has not been made in a fully satisfactory manner to Licensor.

Licensor and Distributor agree to prepare, execute and certify the annual application for reduction/exemption withholding tax pursuant to the applicable tax treaty (if any).

                                      DT-3

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Agreement with Entertech Releasing Corp. (No 10.415)
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9. - ALLOCATION:  If no allocation is indicated below, then the entire Guarantee will be deemed allocated to the Theatrical Rights. Otherwise, the Guarantee will be allocated among the Licensed Rights as follows:

a.       "Cinematic Guarantee":   _______
To the Theatrical, Non-Theatrical or Public Video Rights, as licensed.
b.       "Video Guarantee": _________
To the Home Video or Commercial V ideo Rights, as licensed.
c.       "Ancillary Guarantee": __________
To the Airline, Ship, or Hotel Rights, as licensed.
d. "Television Guarantee": __________ To the Free TV or Pay TV, as licensed.

10. - RECOUPMENT OF GUARANTEE: Distributor shall be entitled to retain any sums due to Licensor pursuant to Article 7.1(ii) until Distributor has received an amount equal to one hundred percent (100%) of the Guarantee.

11. - TERMINATION: If the Picture does not include the Required Elements as set forth on Exhibit "A" at the time of delivery, then Distributor shall have the right, as Distributor's sole remedy, to terminate this Agreement.

12. - APPROVALS: All subleases and sublicenses by Distributor are subject to Licensor's approval. The amount to be spent by Distributor in prints and advertising for the Picture as well as all other expenses, including the Recoupable Distribution Costs, that Distributor intends to make shall require Licensor's prior written approval.

13. - DELIVERY: Delivery of the Materials shall be made in accordance with the Delivery Schedule attached hereto as Exhibit "E" and Article 10 of the Standard Terms.

14. - ADDITIONAL TERMS: This Agreement also includes various exhibits and the Licensor's Standard Terms and a Schedule of Definitions, a copy of which is respectively attached hereto. Such additional terms and the Exhibits attached hereto are a part of the Agreement and incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LE STUDIO CANAL+                                ENTERTECH RELEASING CORP.

By (Name):     Brahin Chiova              By (Name):  Mark Tolner

Its (Authorized Officer):  C.E.O.         Its (Authorized Officer):  President

Signature  /s/ Brahin Chiova            Signature    /s/ Mark Tolner
           -----------------                         ---------------


THE MANNER PROVIDED FOR HEREIN FOR THE MAKING OF THIS AGREEMENT IS EXCLUSIVE AND CONSTITUTES A CONDITION PRECEDENT TO THE FORMATION OF ANY CONTRACTUAL OBLIGATION BETWEEN THE PARTIES.

                                      DT-4

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Agreement with Entertech Releasing Corp. (No 10.415)
Re: "Ca commence aujourd'hui"/USA
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                               LIST OF ATTACHMENTS



         EXHIBIT "A"                            REQUIRED ELEMENTS

         EXHIBIT "B"                            TERRITORY LIST

         EXHIBIT "C"                            ACCOUNT NUMBERS/ADDRESS

         EXHIBIT "D"                            N/A

         EXHIBIT "E"                            DELIVERY SCHEDULE

         EXHIBIT "F"                            LABORATORY ACCESS LETTER

         EXHIBIT "G"                            CENSORSHIP RIDER








         STANDARD TERMS


                                      DT-5

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Agreement with Entertech Releasing Corp. (No 10.415)
Re: "Ca commence aujourd'hui"/USA

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                                   EXHIBIT "A"

                                REQUIRED ELEMENTS

                        Title: "CA COMMENCE AUJOURD'HUI"

                          Director: Bertrand TAVERNIER

                             Cast: Philippe TORRETON



                                      DT-6

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Agreement with Entertech Releasing Corp. (No 10.415)
Re: "Ca commence aujourd'hui"/USA

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                                   EXHIBIT "B"

                                 TERRITORY LIST
                                 --------------

                  UNITED STATES OF AMERICA










                                      DT-7

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Agreement with Entertech Releasing Corp. (No 10.415)
Re: "Ca commence aujourd'hui"/USA

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                                   EXHIBIT "C"



Distributor is hereby instructed by Licensor to make all payments, including advances, security deposits, overages and royalties in connection with the Picture, unless otherwise specified in the Deal Terms, by wire transfer as follows:

         ACCOUNT NAME:                 LE STUDIO CANAL+  . . . . . . . . . . .
         ACCOUNT No:                   00020011478 . . . . . . . . . . . . . .
         BANK CODE:                    30003 . . . . . . . . . . . . . . . . .
         TELLER'S CODE:                03640 . . . . . . . . . . . . . . . . . .
         "RIB" KEY:                    87. . . . . . . . . . . . . . . . . . . .
         BANK NAME & ADDRESS:          SOCIETE GENERALE. . . . . . . . . . . . .
                                       PARIS RIVE GAUCHE ENTREPRISES . . . . .
                                       TOUR MAINE MONTPARNASSE 25TH FLOOR  . .
                                       33, AVENUE DU MAINE 75015 PARIS/FRANCE.

All reports, accountings and notices Distributor is required or desires to give to Licensor shall be in writing and shall be sent by prepaid air mail, express courier, prepaid cable, telegram, telefax, telex or by personal delivery addressed in accordance with the information set forth below (or to such other address(es), telex or telefax numbers as Licensor may designate by written notice to Distributor):

                          LE STUDIO CANAL+ . . . . . . . . . . . . . . . . . . .

         ADDRESS:         17, RUE DUMONT D'URVILLE   . . . . . . . . . . . . .
                          75116 PARIS. . . . . . . . . . . . . . . . . . . . .
                          FRANCE . . . . . . . . . . . . . . . . . . . . . . .

         TELEPHONE:       (33-1) 44.43.98.00 . . . . . . . . . . . . . . . . . .
         FAX:             (33-1) 47.23.34.82 . . . . . . . . . . . . . . . . . .











                                      DT-8

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Agreement with Entertech Releasing Corp. (No 10.415)
Re: "Ca commence aujourd'hui"/USA
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                                   EXHIBIT "D"

                                       N/A



                                      DT-9

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Agreement with Entertech Releasing Corp. (No 10.415)
Re: "Ca commence aujourd'hui"/USA
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                                   EXHIBIT "E"

                                DELIVERY SCHEDULE
                                -----------------

Licensor will provide Distributor with an itemized list of Picture's available materials including prices thereof as soon as possible.

Within thirty (30) days after Licensor has given notice to Distributor that Licensor is ready to deliver the materials to the Picture, Distributor shall place its order for the Materials is deems necessary for the exploitation of the Picture, subject to Licensor's reasonable approval pursuant to Article 10.1 of the Standard Terms, with LE STUDIO CANAL+ SERVICES, attention Mr. Michel ROCHER, at the following address:

                                             LE STUDIO CANAL+ SERVICES
                                             -------------------------
                                                42 BIS RUE DE L'EST
                                                -------------------
                                            92100 BOULOGNE BILLANCOURT
                                            --------------------------
                                                      FRANCE
                                                      ------

                                              Tel: (33.1) 41.10.20.00
                                              -----------------------
                                              Fax: (33.1) 41.10.80.22
                                              -----------------------

It has already been agreed between Licensor and Distributor that Licensor will provide Distributor with one (1) Internegative of the Picture on loan for sixty
(60) days. All costs of transportation shall be borne by Distributor.

                                      DT-10

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Agreement with Entertech Releasing Corp. (No 10.415)
Re: "Ca commence aujourd'hui"/USA
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                                   EXHIBIT "F"

                         LABORATORY ACCESS LETTER - FORM
                         -------------------------------

(name and address of film laboratory)
Picture: ______________________________

Gentlemen:

For good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed, for the express benefit of Distributor as follows:

1. You now have in your possession in the name of Licensor certain print and/or tape materials related to the Picture ("Material"), as defined under Exhibit "A" attached hereto. Distributor and its designees may order and you may process all copies as required, including, without limitation, in any gauge, with or without sound, in colour or in black and white, as well as any and all other Materials requested by Distributor, during the Term defined under Exhibit "B". All Copies ordered by Distributor or its designees shall be at Distributor's or its designees' sole expense, respectively.

2. You will at all times perform all laboratory services requested by Distributor or its designees relating to the Picture, which laboratory services will be performed by you at prevailing rates at Distributor's or its designees' sole expense, respectively.

3. Neither Distributor or its designees, nor Licensor, shall have any liability for any indebtedness to you incurred by the other.

4. You presently have no claim or lien against the Picture or the Materials nor will you assert any such claim or lien as against Distributor, or its designees, except for your charges for services and materials ordered by and furnished to Distributor or its designees, or as against Licensor or its designees, except for your charges for services and Materials ordered by, and furnished to, Licensor or its designees.

5. This agreement may not be altered or modified except by a written instrument executed by Distributor and Licensor, nor may it be terminated unless the Agreement is terminated.

Please signify your agreement to the foregoing by signing where indicated below:

                                   Very truly yours,
                                   (Name of Licensor)
                                   By: __________________________________
                                   Its: ___________________________

AGREED TO: (name of film laboratory) By: _______________________
         Its: ___________________

CONSENTED TO: (name of Distributor)
By: _________________________________
         Its: __________________________


                                      DT-11

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Agreement with Entertech Releasing Corp. (No 10.415)
Re: "Ca commence aujourd'hui"/USA
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                                   EXHIBIT "G"

                                CENSORSHIP RIDER
                                ----------------

This Censorship Rider is part f the Agreement to which it is attached.

1. Submission for Approval: Distributor will promptly submit the Picture for any required censorship approval, but in any case no later than one (1) month after delivery of a copy of the Picture for censorship approval.

2.       Best  Efforts:   Distributor  will  use  its  best  efforts  to  obtain
censorship approval.

3. Notice to Licensor: Distributor will promptly advise Licensor of each action and decision of the applicable censorship authority.

4. Editing: If the Picture is not initially approved, Distributor will promptly so notify Licensor within five (5) business days of disapproval, stating in detail the reasons for disapproval. Distributor will then promptly edit the Picture to the extent Licensor allows. If, due editing, the Picture becomes unsuitable in Licensor's reasonable opinion for commercial exploitation in the Territory, Distributor will resubmit the Picture, re-edited in a commercially acceptable form designed by Licensor, for censorship approval.

5. Effect of Disapproval: If the Picture cannot be exploited due to censorship, Distributor will promptly return all Materials for the Picture at Distributor's sole cost. Licensor will then provide Distributor with a mutually agreeable substitute picture, or will refund an equitable portion of all unrecouped payments received by Licensor for such Picture. Distributor will not be entitled to obtain any other payments or to recover any "lost profits" or other damages as a result of any failure to obtain censorship approval. Once the Picture is disapproved, Licensor will be free to license the Picture or any rights in it to any other party without further obligation to Distributor.

6. Timing: If Distributor is unable to obtain censorship approval for the Picture within six (6) months of Licensor's delivery of censorship materials, then Licensor may, in its sole discretion, treat the Picture as disapproved for censorship purposes.


                                      DT-12

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                                 STANDARD TERMS
--------------------------------------------------------------------------------


1. - LICENSED RIGHTS AND RESERVED RIGHTS

         1.1- Grant: Subject to the terms of this Agreement, Licensor exclusively licenses to Distributor only the specific Licensed Rights in the Picture during the Term throughout the Territory as set forth in the Deal Terms. In exercising any Licensed Right, Distributor may only exploit the Picture: (i) in the Authorized Language(s) in a dubbed and/or subtitled version as specified in the Deal Terms; (ii) by means of the authorized Video Type(s) and Format(s) specified in the Deal Terms; (iii) for the authorized Run(s) or Playdate(s) specified in the Deal Terms. All Rights not expressly licensed to Distributor are Reserved Rights, even if not expressly checked in the Deal Terms. The extent of each of the Licensed Rights and Reserved Rights is defined in the attached Schedule of Definitions. Notwithstanding anything to the contrary set forth herein, the Licensed Rights shall not vest in Distributor, unless and until Distributor has paid the full amount of the Guarantee to Licensor as and when requested hereunder.

         1.2 - Terminology: The inclusion of provisions in this Agreement for any Rights not specifically licensed to Distributor in the Deal Terms is for ease of drafting only. Their inclusion does not grant to Distributor explicitly or by implication any Rights not specifically licensed in the Deal Terms.

         1.3 - Reservation: Licensor reserves all the specific Reserved Rights in the Deal Terms and all other rights in the Picture not expressly licensed to Distributor, Licensor may exploit them as Licensor sees fit without restriction, except as otherwise expressly provided in this Agreement.

2. - ADVERTISING AND BILLING

         2.1 - Licensor's Requirements: Licensor will timely provide Distributor with a list of all required screen credits (if not already contained in the Picture), paid advertising, publicity and promotional requirements, and Videogram packaging credit requirements (if needed). Distributor will comply with all of these requirements at all times after their receipt.

         2.2 - Distributor's Rights: Subject to Licensor's requirements and the provisions of this Agreement, Distributor will have the non-exclusive right at its sole expense to: (i) advertise, publicize, and promote the Picture in the Territory only; (ii) include in all such advertising, promotion or publicity the name, voice, and likeness of any person who has rendered services on the Picture but not as an endorsement for any product or service other than the Picture; and
(iii) include in the beginning or at the end of the Picture the credit or logo of Distributor.

         2.3 - Limitations: In exercising these rights Distributor may not: (i) change the title of the Picture without Licensor's prior written approval; (ii) alter or delete any credit, logo, copyright notice or trademark notice appearing on the Picture; (iii) include any advertisements or other material in the Picture other than the credit or logo of Distributor as described in Paragraph
2.2 or an approved anti- piracy warning as provided in Paragraph 18 or commercials for a Picture exploited on Free TV as provided in Paragraph 14.6.

         2.4 - Liability: Failure to comply with the provisions of this Paragraph 2 may subject Distributor to liability to Licensor or to liability to third parties due to agreements concerning credits between Licensor and such third parties.

3. - DUBBING, SUBTITLING AND EDITING

         3.1 - Licensor's Requirements: Licensor will timely provide Distributor with any dubbing, subtitling or editing requirements applicable to the Picture or its trailers. Distributor will comply with all these requirements in creating an authorized dubbed, subtitled or edited version of the Picture of its trailers. Except as expressly provided in this Agreement, the Picture and its trailers as supplied by Licensor will be exhibited in their original continuity, without alteration, interpolation, cut or elimination.

         3.2 - Distributor's Rights: Subject to Licensor's requirements and the provisions of this Agreement, Distributor will have the non-exclusive right at its sole expense and after consultation with Licensor to: (i) dub the Picture but only in the Authorized Language(s) and only if expressly so authorized in the Deal Terms; (ii) subtitle the Picture but only in the Authorized Language(s) and only if expressly so authorized in the Deal Terms; and (iii) edit the Picture but only if necessary to meet censorship requirements and then only in accordance with Licensor's standard censorship rider.

         3.3 - Limitations: In exercising these rights Distributor may not: (i) alter or delete any credit, logo, copyright notice or trademark notice appearing on any Picture; (ii) include any advertisements or other material in any Picture other than the credit or logo of Distributor as described in Paragraph 2.2 or an approved anti-piracy warning as provided in Paragraph 18 or commercials for a Picture exploited on Free TV as provided in Paragraph 14.6.

         3.4 - Liability: Failure to comply with the provisions of this Paragraph 3 may subject Distributor to liability to Licensor or to liability to third parties due to agreements concerning dubbing, subtitling or editing between Licensor and such third parties.

4. - TERRITORY

         4.1 - General: The Territory means only the countries listed in the Deal Terms but only as their political borders exist on the date of this Agreement. The Territory excludes foreign countries' embassies, military and governmental installations, oil rigs and marine installations, airlines-in-flight and ships-at-sea located within the Territory.

         4.2 - Exclusion: In exploiting the Theatrical, Public Video, Home Video, Hotel, Free TV or Pay TV Licensed Rights, the Territory also excludes the countries' non-contiguous territories and possessions as well as military and governmental installations, oil rigs and other marine installations, and embassies flying the flag of any country in the Territory.

         4.3 - Inclusion: In exploiting only the Non-Theatrical, Commercial Video, Airline or Ship Licensed Rights, the Territory includes the countries' military and governmental installations, oil rigs and marine installations and embassies wherever located, but only to the extent that they may be exploited in accordance with such Licensed Rights.

5. - EXPLOITATION PERIODS

         5.1 - Term: The "Term" for the Picture will start and end on the dates set forth in the Deal Terms except: (i) in case of any extension per paragraph 16; (ii) in case of any early termination per Paragraphs 16 or 17; (iii) if Home Video Rights are Licensed, subject to a non-exclusive Sell-Off Period per Paragraph 12.22; and (iv) if any Television Rights are Licensed, subject to early termination at the end of the authorized Run(s) or Playdate(s) per Paragraph 14.8 Distributor will not authorize any exploitation of any Licensed Right in the Picture after the Term.

         5.2 - Distributor "Holdbacks": Where the Deal Terms indicate a "Holdback" on any Licensed Right granted to Distributor, then during that Holdback period Distributor may not exercise or authorize the exercise in the Territory of that Licensed Right.

         5.3 - Licensor "Holdbacks": Where the Deal Terms indicate a "Holdback" on any of Licensor's Reserved Rights, then during that Holdback period Licensor may not exercise or authorize the exercise in the Territory of that Reserved Right. However, Licensor may enter into agreements at any time authorizing the exercise of such Reserved Right after the expiration of the Holdback period.

         5.4 - First Theatrical Release: The "First Theatrical Release" of a Picture shall occur on or before the earliest of: (i) the date on which the Picture is first exhibited in theaters within the Territory to the paying public, including screenings to qualify for awards presentations; (ii) the date on which Distributor must cause the First Theatrical Release of the Picture to occur as set forth in the Deal Terms; or (iii) six (6) months after Licensor's Notice that it is prepared to Deliver the Materials.

         5.5 - First Video Release: The "First Video Release" of a Picture shall occur on or before the earliest of: (i) the date on which Videograms embodying the Picture are first sold or rented to members of the paying public within the Territory for Home Video use; (ii) the date on which Videograms embodying the Picture are first exhibited in mini-theaters, MTV theaters or like places within the Territory by means of Public Video to the paying public; (iii) the date on which Videograms embodying the Picture are first exhibited in places of public performance within the Territory by means of Commercial Video to the paying public; or (iv) six (6) months after the First Theatrical Release of the Picture.

6. - GROSS RECEIPTS

         6.1 - Gross Receipts - Defined: "Gross Receipts" means the sum on a continuous basis of the following amounts derived with respect to each and every Licensed Right:

         (i) All monies or other consideration of any kind (including all amounts from advances, guarantees, security deposits, awards, subsidies, and other allowances) received by, used by or credited to Distributor or its subsidiaries, parents or affiliated companies, or approved subdistributors or agents (collectively "Distributor") from the lease, license, sale, rental, barter, distribution, diffusion, exhibition, performance, exploitation or other exercise of each Licensed Right in the Picture, all without any deductions; and (ii) All monies or other consideration of any kind received by, used by or credit to Distributor as recoveries for the infringement or breach of contract by third parties of each Licensed Right in the Picture; and
         (iii) All monies or other consideration of any kind received by, used by or credit to Distributor from any authorized dealing in trailers, posters, copies, stills, excerpts, advertising accessories or other materials made in connection with or supporting the exercise of each Licensed Right in the Picture.

         6.2 - Gross Receipts Calculated at Source: Neither Distributors subsidiaries, parent or affiliated companies, nor any approved subdistributors or agents, may deduct or charge any fee against Gross Receipts in calculating all amounts due Licensor. For the purpose of determining Licensor's share of Gross Receipts, all Gross Receipts must be calculated at "source". By way of clarification, this means that Gross Receipts derived from the exploitation of any of the following Licensed Rights must be calculated at the following levels:
(i) for any Theatrical Licensed Right, at the level at which payments are remitted by local exhibitors of the Picture; (ii) for any Non-Theatrical Licensed Right at the level at which payments are remitted by Governmental agencies or institutions which exhibit the Picture directly to their patrons or make the Picture directly available to their patrons; (iii) for any Home Video Licensed Right, at Wholesale Level or Direct Consumer Level, as defined in Paragraphs 6.3 & 6.4; (iv) for any Commercial Video or Public Video Licensed Right, at either the Wholesale Level or Director Consumer Level, or the level at which payments are remitted by local exhibitors or other persons which publicly perform the Picture directly before the public; (v) for any Ancillary Licensed Right, at the level at which payments are remitted by airlines, shipping companies, or hotels which exhibit the Picture directly to their patrons or make the Picture directly available to their patrons; (vi) for any Television Licensed Right, at the level at which payments are remitted by stations, cable systems or telecasters which broadcast, cablecast or transmit the Picture directly to the public.

         6.3 - Wholesale Level - Defined: The "Wholesale Level" means the level of Videogram distribution from which Videograms are shipped directly to retailers for ultimate sale or rental to the paying public. The "Wholesale Level" may include intermediate distribution levels between the manufacturer and the retailer, such as rack jobbers and the like if such distribution is performed by a parent, subsidiary or affiliated company of Distributor, or if Distributor participates in the profits from such intermediate distribution, but then only to the extent of such participation.

         6.4 - Direct consumer Level - Defined: The "Direct Consumer Level" means the level of Videogram distribution at which V ideograms are sold or rented directly to the paying public. The "Direct Consumer Level" includes the sale or rental of Videograms by means of retail outlets, mail order, video clubs, and similar methods. Where Commercial Video or Public Video rights are licensed, the "Direct Consumer Level" also includes the authorized public performance, exhibition, or diffusion of Videograms in accordance with the such Licensed Right. Distributor will not be deemed to be engaged in distribution at the Direct Consumer Level unless such distribution is performed by a parent, subsidiary or affiliated company of Distributor, or unless Distributor participates in the profits from such distribution, and then only to the extent of such participation.

         6.5 - Royalty Income: All amounts collected by any collecting society, authors' rights organization, performing rights society or governmental agency that are payable to authors, producers, performers or other Persons and that arise from royalties, compulsory licenses, income derived from secondary broadcast (simultaneous, unaltered and unabridged retransmission by a cable, microwave or telephone system for reception by the public of an initial transmission, by wire or over the air, including by satellite, of the Picture intended for reception by the public), tax rebates, exhibition surcharges, levies on blank Videograms or hardware, rental or lending royalties, or the like, will as between Licensor and Distributor be the sole property of Licensor and will not be included in or credited to any Gross Receipts. By way of illustration but not limitation, this will apply to such amounts arising from Theatrical exhibition of the Picture, from any tax or royalty payable with regard to blank audio or Videograms, or the sale or rental of VCRs or other hardware, from royalties collected by AGICOA or any similar organization from cable retransmissions of television programs, and from collections by music performing or mechanical rights societies. Licensor has the sole right to apply for and collect all these amounts. If any of them are paid to Distributor, then Distributor will immediately remit them to Licensor with an appropriate statement identifying the payment.

7. - RECOUPABLE DISTRIBUTION COSTS

         7.1 - Recoupable Distribution Costs - Defined: "Recoupable Distribution Costs" mean with regard to the exploitation of each Licensed Right all direct, auditable, out-of-pocket, reasonable and necessary costs, exclusive of salaries and overhead, and less any discounts, credits, rebates or similar allowances, actually paid by Distributor for exploiting the Licensed Right in arms-length transactions with third parties, all of which will be advanced by Distributor and recouped under this Agreement for:

         (i) Customs duties, import taxes and permit charges necessary to secure entry of the Picture into the Territory; (ii) Notarization, translation, registration, and similar fees and costs relating to the obtaining or securing of copyright registration, title registration, import clearances of similar activities for the importation, exploitation or protection of the Picture in the Territory, but only to the extent reasonably pre-approved by Licensor, provided that if Licensor advances any such fees or costs Distributor will promptly reimburse Licensor for them on demand;

         (iii) Sales, use, admission and turnover taxes and related charges assessable against any Gross Receipts realized from the exploitation of the Licensed Right, but not including any such amounts assessable against any sums payable to Licensor; (iv) Remittance taxes on amounts payable to Licensor with respect to the Licensed Right, but only to the extent allowed by Paragraph 8.3; (v) Shipping and insurance charges for Delivery of the Materials to Distributor, but not including any amounts for shipping within the Territory or for Returning the materials to Licensor; (vi) Positive prints, masters, tapes, trailers and other copies of the Picture in an amount pre- approved by Licensor; (vii) Costs of subtitling, if authorized in the Deal Terms, or dubbing, if authorized int the Deal Terms, but only in the Authorized Language(s) and in the amount pre-approved by Licensor; (viii) Costs of allowed advertising, promotion and publicity in the amount pre-approved by Licensor; (ix) Legal costs and charges paid to obtain recoveries for infringement by third parties of the Licensed Right, but only to the extent reasonably pre-approved by Licensor; (x) Actual and normal expenses incurred in recovery debts from defaulting licensees; (xi) Costs of packaging for Videograms embodying the Picture but only t the extent previously approved by Licensor; and (xii) Censorship fees and costs of editing to meet censorship requirements as allowed pursuant to Licensor's standard censorship rider.

In no case may any item be deducted more than once. All costs not expressly covered by the above will be Distributor's sole responsibility and not recoupable.

         7.2 - Third Party Costs: Where any of Distributor's subsidiaries, parent or affiliated companies, or approved subdistributors or agents incurs any expense which would be a Recoupable Distribution Cost if incurred by Distributor, then such expense may be treated as a Recoupable Distribution Cost. Otherwise, no costs of any third party may be recouped from any monies owing to Licensor.

         7.3 - Limitations: Recoupable Distribution Costs will be calculated only as incurred with respect to the exploitation of each Licensed Rights. Recoupable Distribution Costs incurred with respect to the exploitation of any Licensed Right may not be recouped from the Gross Receipts derived from the exploitation of any other Licensed Right except only to the extent specifically authorized in the Deal terms, if at all.

8.- PAYMENT REQUIREMENTS

         8.1 - Timely Payment: Distributor will make payments to Licensor and retain recoupments from the Gross Receipts derived from the exploitation of the Licensed Rights in the Picture only in the manner and sequence specified in the Deal Terms. Timely payment is of the essence of this Agreement and is an express condition to Distributor's continued exercise of any Licensed Rights in the Picture. Payment will only be considered made when Licensor has immediate and unencumbered use of funds in the required currency in the full amount due. Distributor will use diligent efforts to timely obtain all governmental permits necessary to make all payments to Licensor.

         8.2 - Guarantee: The "Guarantee" is the sum payable to Licensor against Licensor's share of Gross Receipts as indicated in the Deal Terms. The Guarantee is non-returnable but recoupable in strict conformity with the terms of this Agreement. The Guarantee stated in the Deal Terms is a minimum net sum and no taxes or charges of any sort may be deducted from it. The Guarantee may also be called the "minimum Guarantee."

         8.3 - Limitation on Deductions: There will be no deductions from any payments due Licensor because of any bank charges, withholding taxes, conversion costs, sales use of VAT taxes, "contingents", quotas or any other taxes levies or charges unless separately agreed to in writing by Licensor. No remittance taxes of any sort may be deducted from the Guarantee, but any remittance taxes paid by Distributor on the Guarantee may be recouped as a Recoupable
Distribution Cost after Distributor provides Licensor with appropriate documentation. If Distributor is legally required to pay any remittance taxes on any amounts due Licensor other than the Guarantee, then Distributor will provide Licensor with all necessary documentation indicating Distributor's payment of the agreed amount on Licensor's behalf before deducting Distributor's payment from any sums due Licensor.

         8.4 - Blocked Funds: If it is legally impossible to transmit any monies due to Licensor, then Distributor will immediately so notify Licensor. Distributor will then deposit such monies in Licensor's name, but at Distributor's expense, in a suitable depository designated by Licensor.

         8.5 - Finance Charge on Late Payments: If Licensor does not receive any payment on the date it was due, then, in addition to any other right or remedy, Licensor may assess a finance charge on such late payment at the lesser of two
(2) percentage points over the then current advertised prime rate on the date payment was due at Licensor's lead bank or the highest applicable legal contract rate. A finance charge, if made, will be retroactive to the date payment was due and will continue until payment in full.

         8.6 - Exchange Provisions, Payment: All payments to Licensor will be in United States Dollars or such other freely transmittable currency as Licensor may designate, which the parties agree may not be the currency of the Territory. All payments due Licensor will be computed at the prevailing exchange rate on the date due at a bank designated by Licensor promptly after execution of this Agreement, or, if no bank is designated, the official government rate in the country of the currency. For a later payment, Licensor will be entitled to the most favorable exchange rate between the due date and the payment date. The parties agree that the risk of devaluation of the United States Dollar or other currency selected by Licensor against the currency of the Territory will be Licensor's sole risk; and the risk of the devaluation of the currency of the Territory against the United States Dollar or other currency designated by Licensor will be Distributor's sole risk.

         8.7 - Exchange Provisions, Recoupment: Distributor will calculate and recoup the Guarantee and all Recoupable Distribution Costs solely in the currency of the Territory. Where any such payments are not made in the currency of the Territory, they will be converted to the currency of the Territory for recoupment purposes using the exchange rate applicable on the date the Guarantee was received by Licensor or the Recoupable Distribution Costs was paid.

         8.8 - Documentation:  Where,  under  the  laws  of any  country  in the
Territory,  Distributor  is  required to make any  registration  or filing or to obtain any permits or clearances with respect to the exploitation of any Licensed Rights in the Picture, or to make any payments to Licensor, then, after first obtaining Licensor's written approval, Distributor will use all best efforts to do so promptly at its expense. Distributor will provide Licensor with copies of all documents indicating full compliance with such requirements. For the sake of clarity, such requirements may include obtaining certificates of local dubbing or copyright registration, acquiring quota permits or censorship clearances, or filing author certificates, certificates of origin, or music cue sheets with appropriate authorities or societies, registering the Picture to obtain royalties, rebates, or other allowances or obtaining permits or clearances for payment of any remittance taxes or other charges. It is expressly agreed that Distributor will not make any such registration or filing before Distributor has paid the entire Guarantee without first obtaining the written approval of Licensor.

9. - ACCOUNTINGS

         9.1 - Limits on Cross-Collateralization: The Picture will be treated separate and apart from any other picture licensed to Distributor, whether in this Agreement or otherwise, and the payments applicable to the Picture will be treated as a separate and independent accounting unit and not cross-collateralized or set-off. Amounts due for the Picture or other picture(s), may not be used to recoup amounts unrecouped for the Picture or any other picture(s), or vice versa. Gross Receipts and Recoupable Distribution Costs may only be cross-collateralized among the Licensed Rights in a Picture to the extent specifically authorized in the Deal Terms.

         9.2 - Limits on Allocations: If the Picture is exploited in connection with other pictures, then Distributor will only allocate receipts and expenses among such pictures in the manner approved by Licensor in its sole discretion in advance.

         9.3 - Financial Records: Distributor will maintain complete and accurate records in the currency of the Territory of all financial transactions regarding the Picture in accordance with generally accepted accounting principles in the entertainment distribution business on a consistent, uniform and non- discriminatory basis throughout the Term. The records will include without limitation all Gross Receipts derived, all Recoupable Distribution Costs paid, all allowed adjustments or rebates made, and all cash collected or credits received. Where any Video Rights are licensed, such records will also include all Videograms manufactured, sold, rented and returned. Unless Licensor pre-approved otherwise in writing, all such financial records will be maintained on a cash basis, except where Distributor permits any off-set, refund, rebate or other reduction in sums due Distributor, then the amount will nonetheless be included in Gross Receipts. Distributor will also keep complete and accurate copies of every statement from third parties, and contracts, vouchers, receipts, computer records, audit reports, correspondence and other writings from authorized subdistributors and agents and all other parties pertaining to the Picture.

         9.4 - Statements: In addition to any other reporting requirements in this Agreement, starting after Delivery of the Materials, Distributor will furnish Licensor a statement in English (and, if requested, supporting documentation) which sets forth from the time of the immediately prior statement, if any, with respect to the Picture all Gross Receipts derived, broken down by category of Licensed Rights, all Recoupable Distribution Costs paid identifying to whom, and all exchange rates used, broken down by category of Licensed Rights, all on a country by country basis. Where any Video Rights are licensed, the statements will also include: (i) all Videograms manufactured, sold, rented and returned; (ii) the wholesale and retail selling prices of all Videograms; and (iii) all allowable deductions taken. Such information will be provided in reasonable detail on a current and cumulative basis. Each statement will be accompanied by payment of any monies then due Licensor. Distributor will render statements as follows: (a) monthly within one (1) month of the end of the applicable month for the first twelve (12) months following the Initial
Theatrical Release of the Picture and following the end of each Holdback specified in the Deal Terms; and (b) thereafter quarterly within one (1) month after the end of each calendar quarter, or such other quarterly accounting periods as Licensor may designate, until the later of the end of two (2) quarterly periods after the Term or the time when all Gross Receipts broken down by category of Licensed Rights payable to Licensor hereunder have been paid in full. Distributor may not withhold any Gross Receipts as a reserve against returned or defective Videograms for more than two (2) consecutive accounting periods, and the amount withheld may not exceed ten percent (10%) of the amount of Gross Receipts derived from Videogram exploitation for the two (2) consecutive accounting periods immediately preceding the two (2) consecutive accounting periods for which the reserve is retained.

         9.5 - Rights: Continuing until three (3) years after the Term, Licensor may examine and copy on its own or through its auditors Distributor's financial records regarding the Picture on ten (10) days' notice. The examination will be at Licensor's expense unless an underpayment of more than five percent (5%) is uncovered, in which case Distributor will pay the costs of the examination on demand.

10 - DELIVERY AND RETURN

         10.1- Within thirty (30) days after Licensor gives notice to Distributor that Licensor is prepared to deliver the Picture, Distributor will notify Licensor or its designee(s) of the number of prints, advertising and promotional materials and accessories, trailers and other items relating to the Picture which it requires, all of which will be subject to Licensor's reasonable approval. Licensor or its designee(s) will then send Distributor a pro forma invoice setting forth the cost F.O.B. place of shipment for delivery of the approved Materials. After payment to Licensor of the cost set forth in said invoice, and subject to payment of any sums due by Distributor pursuant to the Deal Terms, Licensor shall deliver the Materials to Distributor by physical delivery thereof, or by providing to Distributor a laboratory access letter substantially in the form of Exhibit E to the Deal Terms signed by Licensor and a laboratory ("Lab") having possession of such material, or by a combination of both of the foregoing ("Delivery"). Delivery of advertising materials, accessories and trailer shall be strictly subject to their availability, and delivery of such materials shall not be deemed essential or a prerequisite to release of the Picture. In the event that Distributor shall fail to notify timely Licensor the Materials it requires, or having so notified Licensor, if Distributor fails to make timely payment of the cost thereof as provided herein above, Licensor shall have the right in its sole discretion and in addition to any other rights and remedies of Licensor, to determine the Materials and to deliver the Materials to its forwarding agent or to a common carrier for shipment to Distributor on a C.O.D. basis. Distributor's failure to take delivery of and make payment for said Materials in a timely fashion shall be deemed a material breach of this Agreement.

         10.2 - Unless otherwise specified, the Materials shall consist of:

         (a) One (1) new print 35mm - feature + trailer- or access thereto, of the Picture; or

         (b)      One (1) first-class quality master of the Picture;

         (c)      One (1) M and E;
         (d)      One (1) dialogue list;
         (e)      One (1) music cue sheet.
         10.3 - In the event this Agreement grants only Television and/or Video Device Rights, then unless otherwise specified within this Agreement the Materials shall consist of the following:

         (a)      One (1) first-class quality master of the Picture;
         (b)      One (1) M and E;
         (c)      One (1) dialogue list;
         (d)      One (1) music cue sheet.
         10.4 - Evaluation of Physical Materials: All Materials will be considered technically satisfactory for the manufacture of first-class preprint and exploitation materials if Distributor does not notify Licensor otherwise within ten (10) days after their Delivery. If Distributor so notifies Licensor, the Distributor will if Licensor elects, immediately return to Licensor and Materials which Distributor claims are defective. If Distributor's notice is accurate, then Licensor will, at its election, either : (i) timely correct any defects or deliver new Materials; (ii) exercise its rights of suspension or withdrawal pursuant to Paragraph 16.

         10-5 - Holding of Materials: Title to all materials delivered to Distributor will remain with Licensor, subject to the rights of Distributor. Distributor will exercise due care in safe-guarding all Materials and will assume all risk for theft or damage while they are in Distributor's possession.

         10-6 - Distributor Created Materials: Licensor will at all times have unimpeded and free access to all alternate language tracks and dubbed versions, masters, advertising and promotional materials, artwork, and all other materials created by Distributor pursuant to this Agreement. Distributor will promptly notify Licensor of each person responsible for preparing any dubbed or subtitled tracks for the Picture and of each laboratory or facility where such dubbed or subtitled tracks are located. Promptly after completion of any dubbed or subtitled version of the Picture, Distributor will provide Licensor with immediate unrestricted free access to all dubbed and subtitled tracks, and Licensor will immediately become the owner of the copyright in all dubbed and subtitled tracks, subject to a non- exclusive fee license in favor of Distributor to use such tracks during the Term solely for exploitation of the Licensed Rights, or, if such ownership is not allowed under the Laws of the Territory, then Distributor will grant Licensor a non-exclusive free license to use such dubbed or subtitled tracks worldwide in perpetuity without restriction and Distributor shall execute such documents and instruments requested by Licensor to effect Licensor's ownership or license of such tracks.

         10.7 - Return of Materials: Upon termination of this Agreement for the Picture, Distributor will at Licensor's election either: (i) return all Materials to Licensor at Distributor's expense; or (ii) destroy all Materials and provide Licensor with a customary certificate of destruction.

11. - THEATRICAL EXPLOITATION OBLIGATIONS

         11.1  -  General:   In  exploiting  the  Theatrical   Licensed  Rights,
Distributor will abide by the following exploitation requirements in addition to any other exploitation requirements in this Agreement.

         11.2 - Approval Obligations: Licensor will have prior approval on an on-going basis of all significant aspects of the distribution of the Picture in the Territory, including the initial release campaign, distribution policy, exhibition contract terms, minimum and maximum print order, the total amount and specific items of the advertising and publicity budget, the advertising and marketing campaign, the release dates, the release pattern, the theaters in key cities, marking strategy, short subject allocations, and any modifications or amendments to them. Distributor will timely submit each item to Licensor for Licensor's prior approval.

         11.3 - Release Obligations: In releasing the Picture Distributor will:
         (i) Not begin distributing or exhibiting the Picture before the release date specified in the Deal Terms;

         (ii) Place the Picture in general theatrical release throughout the Territory in no less than the number of cities and theaters reasonably required by Licensor and no later than the date specified in the Deal Terms;

         (iii) Order and pay for no less than the minimum number of prints reasonably required by Licensor;

         (iv)     Expend monies pursuant to the approved  advertising budget and
                  otherwise  conform  with  the  pre-approved   advertising  and
                  marketing campaign for the Picture;

         (v) Give Licensor reasonable advance notice of all premiers of the Picture in the Territory;

         (vi) Not discriminate against the Picture or use the Picture to secure more advantageous terms for any other picture, product or service;

         (vii) Not enter the Picture in any festivals, charitable screenings or the like without Licensor's prior written approval in its sole discretion.

         11.4 - Release Notices: Promptly after Deliver, Licensor will provide Distributor with its release information requirements. Distributor will comply with such requirements. To the extent not covered by such requirements, during the period between the First Theatrical Release of the Picture in the Territory and the rendition of the first accounting statements due from Distributor, Distributor will furnish weekly reports to Licensor by telex, telegram, or telefax setting forth all information available to Distributor regarding the results of such release, including exhibition terms, box office receipts as received, and expenses as incurred, on a weekly and cumulative basis.

         11.5 - Exhibition Obligations: In arranging for the exhibition of the Picture Distributor will conform with all of the following:

         (i) All exhibition agreements for the Picture will be made separate and independent form exhibition agreements for any other picture, product or service;

         (ii) Distributor will audit all exhibition engagements for the Picture consistent with the practices of first-class distributors in the Territory and will promptly supply Licensor with the results of such audits;

         (iii)    Distributor  will  do  all  things  reasonably   necessary  to
                  maximize   collections   from  exhibitors  as  quickly  as  is
                  possible.

         (iv) Distributor will not authorize or allow the Picture during its first run to be exhibited on a flat license or 4-wall basis, or as part of a multiple feature engagement, unless all relevant terms of such proposed exhibition, including the proposed allocation to the Picture of box office receipts, permitted advertising costs, license fees and film rentals has been pre-approved by Licensor in writing;

         (v) Distributor will not authorize or allow the Picture during its first run to be exhibited with any other feature or short subject, provided that, if required to do so by law, then Distributor will only allocate to such feature or short subject for that exhibition run the least of: (i) one percent (1%) of total exhibition receipts per theater; (ii) the equivalent of Five Hundred Dollars (US$ 500) in the currency of the Territory per theater for each continuous playdate; or
                  (iii) the equivalent of Two Thousand Five Hundred Dollars (US$2,500) for the entire exhibition run in all theaters; and
                  (vi) Distributor will not cancel, nullify or amend any exhibition agreement once made without Licensor's prior written approval.

         11.6 - Controlled Theaters: A "controlled theater" is one in which Distributor, any of its subsidiary or affiliated companies, or any officer, director, partner, owner or shareholder owning more than 10% of the outstanding evidence of equity ownership of any of them, has any interest, direct or indirect, in the ownership or operation of such theater. Distributor will not license any Picture to a controlled theater except on terms and conditions consistent with arms-length transactions between such controlled theater and third party distributors for the exhibition of comparable motion pictures.
Distributor will promptly provide Licensor with copies, certified to be accurate, of all agreements with controlled theaters for exhibition of any Picture.

         11.7 - Continuing Obligations: Throughout the Term Distributor will use its best efforts and skill in the distribution and exploitation of the Picture so as to maximize its Gross Receipts and minimize its Recoupable Distribution Costs. The Picture will be distributed and exploited consistent with he quality standards of first-class motion picture distributors in the Territory. Distributor will maintain the Picture in continuous distribution throughout Territory for period consistent with reasonable business judgment.

12. - VIDEO EXPLOITATION OBLIGATIONS

         12.1 - General: In exploiting the Video Licensed Rights, Distributor will abide by the following exploitation requirements in addition to any other exploitation requirements in this Agreement.

         12.2 - Limits On Uses(s): Distributor will only exploit Videograms of the Picture in the authorized Types and Formats specified in the Deal Terms. That is, Distributor will only exploit Videograms of the Picture by means of Videocassettes, Vidodisks, or both Types, as specified in the Deal Terms, and in the NTSC, PAL or SECAM Formats as specified in the Deal Terms.

         12.3 - Limits  on  Early  Exploitation:    Distributor  may  not  begin
exploiting any Video Licensed Right in the Picture until the end of the applicable Holdback period for the Licensed Right. Distributor may not authorize or begin advertising the availability of Videograms of any Picture to the public until two (2) months before the end of the applicable Holdback period for such Picture.

         12.4 - Best Effort s; Quality: Distributor will use its best efforts and skill in the manufacture, distribution and exploitation of the Videograms. The Videograms manufactured by Distributor will meet the highest quality standards at least comparable to other Videograms commercially available through legitimate outlets in the Territory.

         12.5 - Catalogue Availability: From the end of the applicable Holdback period until the end of the Term Distributor will make Videograms of the Picture available in the Territory through its catalogue, and will not allow them to leave normal channels of distribution for a commercially unreasonable period of time.

         12.6 - Licensor's Ad Campaign Approval Rights: Licensor will have the right on an on-going basis of prior approval of the advertising and marketing campaign for the exploitation of the Video Licensed Rights in the Picture. Distributor will submit all proposed advertising and artwork to Licensor for approval before it is used. Licensor's approval will be deemed given if Licensor does not notify Distributor of any objection within one (1) month of Licensor's receipt of these items.

         12.7 - Licensor's Packaging Approval Rights: Distributor at its cost will provide Licensor, for Licensor's reasonable approval, one (1) prototype copy of each authorized format of Videogram and its packaging for the Picture promptly after their manufacture and before their sale or disposition. Licensor's approval will be considered given if Licensor does not notify Distributor of any objection within one (1) month of Licensor's receipt of these items. Distributor will provide Licensor with a reasonable number (not exceeding ten (10) free copies) of each authorized Format of Videogram and its packaging, subject only to applicable duties.

         12.8 - Limits On Included Material: Distributor will not authorize or allow any other picture, advertising, or other material to be included on any Videogram embodying the Picture without Licensor's prior written approval.

         12.9 - Minimum Retail Price: Where a Minimum Retail Price is contained in the Deal Terms, Distributor, if not prohibited by applicable laws, will not exploit or authorize the sale of Videograms to the consumer at a price less than such Minimum Retail Price. In any case, for purposes of calculating Gross Receipts and all amounts due Licensor, all Videograms will be deemed sold at retail for not less than the Minimum Retail Price set forth in the Deal Terms.

         12.10- Minimum Wholesale Price: Where a Minimum Wholesale Price is contained in the Deal Terms, Distributor, if not prohibited by applicable laws, will not exploit or authorize the sale of Videograms at the Wholesale Level at a price less than such Minimum Wholesale Price. In any case, for purposes of calculating Gross Receipts and all amounts due Licensor, the wholesale selling price of all Videograms will be deemed to be the greater of either their actual wholesale selling price or the Minimum Wholesale Price set forth in the Deal Terms.

         12.11 - Sell-Off Period: During the last six (6) months of the term Distributor will not manufacture Videograms in excess of those reasonably anticipated to meet normal customer requirements. If Distributor has been licensed the Home Video Rights, and if this Agreement has not been terminated per Paragraph 16 or 17, then during the three (3) month period following the end of the Term, Distributor will have the non-exclusive right to sell off its then existing inventory of Videograms for such Picture for Home Video exploitation only. At the end of this three (3) month period, Distributor will at Licensor's election either sell its remaining Videograms and their packaging to Licensor at Distributor's cost, or destroy them and provide Licensor with a customary certificate of destruction.

         12.12 - Import/Export Restrictions: Distributor will not import, or authorize importation of, Videograms embodying any Picture into the Territory other than the specific Materials provided by Licensor. At no time will Distributor export, or authorize export of, Videograms embodying the Picture from the Territory.

13. - NON-THEATRICAL, PUBLIC VIDEO & ANCILLARY EXPLOITATION OBLIGATIONS

         13.1 - General: In exploiting any Non-Theatrical or Ancillary Licensed Rights, Distributor will abide by the following exploitation requirements in addition to any of the exploitation requirements in this Agreement.

         13.2 - Release   Obligations:   In   releasing   the   Picture  by  any
Non-Theatrical or Ancillary means Distributor will:

         (i) Not authorize any exploitation of the Picture by means of any Non-Theatrical of Ancillary Licensed Right before the end of the Holdback Period specified in the Deal Terms with respect to the such Licensed Right;

         (ii) Not discriminate against the Picture or use the Picture to secure more advantageous terms for any other picture, product or service; and

         (iii) Notify Licensor in advance of the time and place of the expected first exploitation of the Non-Theatrical or Ancillary Licensed Right in the Territory.

         13.3 - Approval Obligations: Licensor will have the right of reasonable pre-approval of all material terms of each license or subdistribution agreement for exploitation of the Non-Theatrical or Ancillary Licensed Rights which Distributor desires to enter into. Failure by Licensor to approve a proposed agreement within one (1) month of Licensor's receipt of notice of such material terms will be deemed approval.

14. - TELEVISION EXPLOITATION OBLIGATIONS

         14.1  -  General:   In  exploiting  the  Television   Licensed  Rights,
Distributor will abide by the following exploitation requirements in addition to any of the exploitation requirements in this Agreement.

         14.2 - Release Obligations: In releasing the Picture on Television Distributor will:

         (i) Not authorize any telecasting or other exploitation of the Picture on Pay TV or Free TV before the end of the Holdback Period specified in the Deal Terms with respect to the specified Licensed Right;

         (ii) Not discriminate against the Picture or use the Picture to secure more advantageous terms for any other picture, product or service;

         (iii) Notify Licensor in advance of the time and place of the expected first Pay TV telecast and the expected first Free TV telecast of the Picture in the Territory;

         (iv) Not authorize the Picture to be telecast by any form of Pay TV or Free TV from or within the Territory for more than the number of authorized Run(s) as specified for each such Licensed Right in the Deal Terms;

         (v) Not authorize the Picture to be telecast by any form of Pay TV or Free TV from or within the Territory in a dubbed version, unless specifically authorized in the Deal Terms, or in a subtitled version, unless specifically authorized in the Deal Terms, and, if authorized, only in the Authorized Language(s);

         (vi) Not authorize the Picture to be telecast by any form of Pay TV or Free TV from or within the Territory by any means not specified in the Dealt Terms; Distributor will not authorize any terrestrial telecast of the Picture unless either Terrestrial Pay TV or Terrestrial Free TV Rights are specified in the Deal Terms, will not authorize any cable transmission or retransmission of the Picture unless either Cable Pay TV or Cable Free TV Rights are specified in the Deal Terms, and will not authorize any satellite up-link or down-link transmission of the Picture unless either Satellite Pay TV or Satellite Free TV Rights are specified in the Deal Terms.

         (vii) Not authorize the Picture to be transmitted by any form of Pay TV from or within the Territory in any form other than an encoded or encrypted form; and

         (viii) Not authorize the Picture to be telecast by any form of Free TV or Pay TV transmission, whether or not encoded, from within the Territory which is primarily intended for reception outside the Territory or which is capable of reception, whether or not by means of retransmission or decoding devices, by a more than insubstantial number of home television receivers outside the Territory.

         14.3 - "Playdate" - Defined: A "Playdate" means with respect to each licensed Television Right one (1) or more telecasts of the Picture during a twenty-four (24) hour period over the non-overlapping telecast facilities of each authorized broadcaster, cable system or satellite service within the Territory such that the Picture is only capable of reception on television receivers within the broadcast reception zone of each such broadcaster, cable system, or satellite during such period.

         14.4 - "Run" - Defined: A "Run" means with respect to each Licensed Television Right one (1) telecast of the Picture during a twenty-four (24) hour period over the non-overlapping telecast facilities of each authorized broadcaster, cable system or satellite service within the Territory such that the Picture is not capable of reception on television receivers within the broadcast reception zone of each such broadcaster, cable system, or satellite more than one during such period. By way of illustration, if a broadcaster within the Territory is capable of simultaneously transmitting the Picture over the facilities of several interconnected local broadcast stations (i.e., over a "network"), then one broadcast of the Picture in a twenty-four (24) hour period on such network would be one "Run"; alternatively, if such local stations were not interconnected and the reception area of their signals did not overlap, then one broadcast of the Picture in a twenty-four hour period on each local station would constitute one "Run" in each local broadcast area, even though the broadcasts occurred on different days in different local areas.

         14.5 - Usage Reports: Upon Licensor's request, Distributor will promptly provide Licensor with the following information: (1) the title of the Picture in the Authorized Language used for each telecast of the Picture; (2) each person responsible for preparing any dubbed or subtitled versions of the Picture; (3) each laboratory holding any dubbed or subtitled tracks for the Picture; and (4) the time, place and telecaster of each telecast of the Picture, including all Runs and Playdates, since the last notice to Licensor. Distributor will include in all of its agreements with its licensees a requirement for them to maintain such information and such agreements shall allow Licensor to obtain such information directly from such licensees.

         14.6 - Commercials: If Free TV Rights are licensed, then Distributor may insert and permit others to insert commercial announcements within the Picture at those points designated by Licensor for such purpose but solely with respect to such Free TV exploitation. Distributor will require each broadcaster to televise all credits, trademarks, copyright notices, trade names and other symbols of the Pictures appearing on the Materials furnished by Licensor, including but not limited to Licensor's logo.

          14.7 - Approval Obligations: Licensor will have the right of reasonable approval of all material terms of each license or subdistribution agreement for exploitation of any Television Licensed Right which Distributor desires to enter into. Failure of Licensor to approve a proposed agreement within one (1) month of Licensor's receipt of notice of its material terms will be deemed approval.

         14.8 - Conclusion of Run(s) or Playdate(s):The Term of this Agreement with respect to any Television Licensed Rights will expire at the earlier of the end of the Term as determined pursuant to Paragraph 5.1, or the conclusion of the last of the authorized Run(2) or Playdate(s) with respect to the specific Television Licensed. By way of illustration, if Licensor has authorized two (2) Runs for the Terrestrial Free TV Licensed Rights, then the Term with respect to such Terrestrial Free TV Licensed Rights will expire at the end of such second Run, regardless of whether the Term continues with respect to other Television Licensed Rights. In no event will the Term be extended because Distributor failed to take all authorized Run(s) or Playdate(s) with respect to any Television Right during the Term.

15. - MUSIC

         15.1: Cue Sheets: To the extent required and available, Licensor will supply Distributor promptly after Delivery with available music cue sheets listing the composer, lyricist and publisher of all music embodied in the Picture. Distributor will as necessary promptly file with the appropriate governmental agency or music rights society in the Territory a copy of the music cue sheets supplied with Licensor without making any changes in them.

         15.2 - Synchronization Royalties: Licensor will be responsible for acquiring all rights necessary to synchronize the music contained in the Picture on its original negative and on all copies exploited by Distributor. Licensor represents and warrants to Distributor that such will be sufficient to allow exploitation of the music synchronization rights in all music embodied in the Picture throughout the Territory for the entire Term. Licensor will be solely responsible for paying all royalties or charges incurred in obtaining and maintaining such synchronization licenses in effect for the Term, and Licensor will hold Distributor harmless from any payments in this regard.

         15.3 - Performance Royalties: With respect to each musical composition contained in the Picture, Licensor represents and warrants to Distributor that the performing rights in such musical compositions are: (i) in the public domain in the Territory; or (ii) controlled by Licensor sufficient to allow Distributor to exploit all of the Licensed Rights without the necessity of any additional payment; or (iii) available by license from the local music performing rights society in the Territory affiliated with the American Society of Composers, Authors and Publishers (ASCAP), Broadcast Music, Inc. (BMI), or SESAC, Inc. (SESAC). With regard to any musical compositions in category (iii), Licensor will have no obligations with regard to such musical compositions, and Licensor's representations, warranties and indemnities will not apply to them.

         15.4 - Mechanical Royalties: The parties acknowledge that a mechanical, performing or author's right society in the Territory may attempt to collect royalties attributable to the manufacture, sale or rental of Videograms embodying the Picture for Home Video exploitation. Such royalties may be called "mechanical", "performance", or "synchronization" royalties, or some similar designation. To the extent that payment of such royalties are not included in Licensor's world-wide synchronization license, as provided in Paragraph 15.2, then Distributor will be solely responsible for such royalties.

         15.5 - Publishing Royalties: As between Licensor and Distributor, Licensor will be solely entitled to collect and retain the publisher's share of any music royalties arising from Distributor's exploitation of the Picture.

16. - SUSPENSION AND WITHDRAWAL

         16.1 - Licensor's Right: Licensor may in its absolute discretion suspend Delivery or exploitation of the Picture or withdraw the Picture; (a) if Licensor determines that its continued exploitation might infringe the rights of others, violate any law, or subject Licensor to any liability; (b) if Licensor determines that its Materials are unsuitable for the manufacture of first class commercial quality prints or other exploitation materials; or (c) due to Force Majeure.

         16.2 - Effect of Suspension: Distributor will not be entitled to claim any damages or lost profits for any suspension. Instead, the Term will be extended for the length of any suspension. If any suspension last more than three (3) consecutive months, then either party may terminate this Agreement on ten (10) days' notice, in which case the Picture will be treated as provided in Paragraph 16.3.

         16.3 - Effect Of Withdrawal: If the Picture is withdrawn or this Agreement is terminated after a period of suspension, then Licensor may either substitute a mutually satisfactory Picture of like quality, or refund an equitable portion of any unrecouped payments made by Distributor to Licensor. Distributor's sole remedy will be to receive this substitute or refund. In no case may Distributor collect any "lost profits" or other damages.

         16.4 - Force Majeure": "Force Majeure" means any fire, flood, earthquake, or public disaster; strike, labor dispute or unrest; unavailability of any major talent committed to the Picture; unavoidable accident; breakdown of electrical or sound equipment; failure to perform or delay by any laboratory or supplier; delay or lack of transportation; embargo, riot, war, insurrection or civil unrest; any of God including inclement weather; any act of legally constituted authority; or any other cause beyond the reasonable control of Licensor.

17. - DEFAULT AND TERMINATION

         17.1  -  Distributor's  Default:   Distributor  will  default  if:  (i)
Distributor becomes insolvent or fails to pay its debts when due; (ii) Distributor makes any assignment for the benefit of creditors, or seeks relief under any bankruptcy law or similar law for the protection of debtors, or suffers a petition of bankruptcy to be filed against it or a receiver or trustee appointed for substantially all of its assets, and such is not removed within thirty (30) days; (iii) Distributor breaches any material term, covenant, or condition of this Agreement or any other agreement between Licensor and Distributor; (iv) any of Distributor's Affiliated Companies breaches any material term, covenant or condition of any other Agreement with Licensor; or
(v) Distributor attempts to make any assignment, transfer, or sublicense of this Agreement or any of the Licensed Rights without first obtaining Licensor's consent as required by Paragraph 11.

         17.2 - Notice to Distributor: Licensor will give Distributor written notice of any claimed default. If the default is incapable of cure, then Distributor will be in default immediately upon receipt of Licensor's notice. If the default is capable of cure, then Distributor will have ten (10) days after its receipt to cure any monetary default, and twenty (20) days after its receipt to cure any non-monetary default. If the default is incapable of cure, or if Distributor fails to cure within the times provided, then Licensor in addition to any other rights or remedies may terminate this Agreement as to any or all Pictures licensed, retroactive to the date of default. Licensor may then proceed against Distributor for legal and equitable relief, including suspending delivery of any Picture(s) and declaring all unpaid amounts due Licensor immediately due and payable.

         17.3 - Licensor's Default: Licensor will default if Licensor breaches any material term, covenant, or condition of this Agreement. Any default by Licensor is limited to the particular Picture to which a default applies. No default as to one Picture will be a default as to any other Picture, nor will a default by Licensor as to any one agreement be a default as to any other agreement with respect to any picture.

         17.4 - Notice to Licensor: Distributor will promptly give Licensor written notice of any claimed default. Licensor will have twenty (20) days after its receipt to commence and diligently pursue cure of such default. Only if Licensor fails to do so, may Distributor proceed against Licensor for available relief.

18. - ANTI-PIRACY PROVISIONS

         18.1 - Notice Requirements: Distributor will include in each copy of the Picture distributed under is authority the copyright notice and anti-piracy warning supplied by Licensor. A "copy" of a Picture includes: (i) all authorized negatives, preprint materials, and release prints of the Picture; (ii) all masters, tapes, discs or Videograms embodying the Picture, and their packaging; and (iii) all negatives, masters, prints, cassettes, tapes, or discs of the Picture delivered to telecasters.

         18.2 - Copyright Notice: Unless otherwise indicated by Licensor, the copy right notice on each copy of each Picture must read exactly as follows:

          Copyright (c) [year date of first release] [Licensor's name]
                               All Rights Reserved

         18.3 - Basic Anti-Piracy Warning: The anti-piracy warning on each copy of each Picture must read substantially as follows:

                                     WARNING
                    THIS MOTION PICTURE IS PROTECTED BY LAW.

Any unauthorized copying, hiring, lending, distribution, exporting, importing, dissemination, exhibition or public performance is prohibited by law. Violators will be subject to investigation by the FBI, Interpol and other police agencies and to criminal prosecution, civil penalties, or both.

         18.4 - Videogram Warning: Videograms embodying the Picture and their packaging must contain this additional warning:

                            Licensed only for use in
                       [Insert all countries in Territory]

And, where such Videograms are exploited for Home Video use, each Videogram and its packaging must also include the following additional phrase:

                      Authorized For Private Home Use Only

         18.5 - Enforcement: Distributor will take all reasonable steps necessary to protect the copyright in the Picture to prevent piracy. Licensor may participate in any anti-piracy action using counsel of its choice. Licensor's expenses will be reimbursed from any recovery in equal proportion with Distributor's expenses. If Distributor fails to take necessary anti-piracy action, Licensor may, but will not be obligated to, take such action in Licensor's or Distributor's name, with all recoveries belonging to Licensor.

         18.6 - New Technology: If during the Term new technology in use in the Territory inhibits the unauthorized duplication of copies of a picture, interferes with the reception television signals without use of an authorized decoding device, or otherwise provides protection against the unauthorized duplication, distribution, or public performance of copies of a picture, then Distributor will reasonably apply such technology to all copies of the Picture manufactured, distributed or publicly performed under its authority. Distributor may deduct the cost of so doing as a Recoupable Distribution Cost after first obtaining Licensor's reasonable approval.

         18.7 - No Warranty Against Piracy: Licensor and Distributor acknowledge that it is in their mutual best interest to prevent piracy of the Picture in the Territory. Licensor has informed Distributor of any act of piracy of the Picture in the Territory of which Licensor is aware, and such information has been considered in determining the Guarantee. Distributor has also taken all necessary steps to inform itself of any piracy of the Picture in the Territory before executing this Agreement. No piracy of the Picture, whether occurring before or after the execution of this Agreement, will allow Distributor to terminate this Agreement or reduce any amounts due Licensor. However, Licensor will cooperate with Distributor in seeking to prevent or remedy any such act of piracy.

19. - LICENSOR'S WARRANTIES:

         19.1 - Licensor has full authority and ability to enter into and completely perform this Agreement and to license all Licensed Rights to Distributor. Licensor has snot and will not undertake any action which might impair those Rights. There are no existing or threatened claims or litigation which would adversely affect or impair any of the Licensed Rights.

         19.2 - Licensor has not licensed, encumbered or assigned and will not license, encumber or assign any Licensed Rights in the Picture to any other person in the Territory during the Term, which will interfere with or compete with the Rights granted to Distributor.

         19.3 - To the best of Licensor's knowledge, no element of the Picture, nor the Picture itself, nor the exercise of any Licensed Rights in the Picture does or will: (i) defame any third party; or (ii) infringe any copyright, trademark, right of ideas, patent, or any other property right of any third party.

20. - DISTRIBUTOR'S WARRANTIES

Distributor represents and warrants to Licensor:
         20.1 - Distributor has full authority and ability to enter into and completely perform this Agreement. Distributor has not and will not undertake any action which might impair Licensor's rights under this Agreement. There are no existing or threatened claims or litigation which would adversely affect or impair Distributor's ability to completely perform under this Agreement.

         20.2 - Distributor will honor all restrictions on the exercise of the Licensed Rights or any other rights granted in this Agreement as such restrictions may be duly given to Distributor by Licensor in conformity with this Agreement. Distributor will not exploit any Reserved Rights in the Picture or any other rights not specifically licensed to Distributor in this Agreement, nor will Distributor exploit the Picture outside the Territory or after the Term.

         20.3 - In case of any assignment of this Agreement pursuant to Paragraph 22, Distributor makes the following additional representations and warranties to Licensor:

         (i) As a condition to the effectiveness of such assignment the assignee can and will make all of the representations and warranties set forth in Paragraph 20.1 directly to Licensor as if such Assignee executed this Agreement directly with Licensor.

         (ii) If such assignee breaches any of those representations and warranties, then Licensor, in addition to any right or remedies it may have against such assignee, may proceed directly against Distributor for such breach without first proceeding against such assignee or exhausting any of Licensor's rights or remedies against such assignee.

21. - INDEMNITIES

         21.1 - Licensor's Indemnities: Licensor will indemnify and hold harmless Distributor (including its officers, directors, partners, owners, shareholders, employees and agents) against all damages, losses, claims and expenses (including reasonable attorney's fees) and liabilities, but not including "lost profits" or consequential damages, due to Licensor's breach of any of its obligations, representations or warranties set out in this Agreement. Licensor will remain responsible for honoring Licensor's indemnities despite any assignment or sublicense pursuant to Paragraph 22. Where Licensor is acting as an agent, these indemnities will be deemed made directly by Licensor's principal to Distributor, and Distributor will look only to such principal to honor such indemnities with regard to the principal's representations and warranties.

         21.2 - Distributor's Indemnities: Distributor will indemnify and hold harmless Licensor (including its officers, directors, partners, owners, shareholders, employees and agents) against all damages, losses, claims and expenses (including reasonable attorneys' fees) and liabilities due to Distributor's failure to abide by any restriction on the exercise of any rights granted to it or for breach of any of Distributor's obligations, representations or warranties set out int his Agreement. Distributor will remain responsible for honoring Distributor's indemnities despite any assignment or sublicense pursuant to Paragraph 22.

22. - ASSIGNMENT AND SUBLICENSING

         22.1 - Distributor's Limitations: This Agreement is personal to Distributor. Except as provided in Paragraph 22.2, Distributor may not assign or transfer this Agreement, or sublicense or use an agent to exploit any of the Rights granted to Distributor, whether voluntarily or involuntarily, without the prior written consent of Licensor which may be withheld in Licensor's sole discretion. As assignment or transfer or a controlling interest in Distributor's capital stock or other evidence of ownership will be deemed an assignment, transfer or sublicense for which Licensor's consent must be first obtained. If Licensor does consent to any assignment, transfer, sublicense or agent then this Agreement will be binding on such authorized assignee, transferee, subdistributor or agent but will not release Distributor of any of its obligations under this Agreement.

         22.2 - Exception: Distributor may transfer or assign this Agreement to any wholly owned subsidiary or to any affiliated company which is wholly owned by any company which wholly owns Distributor provided that prompt notice of assignment is given to Licensor. In that case, all references to "Distributor" in this Agreement will include such subsidiary or affiliated company, provided that Distributor timely notify Licensor such transfer or assignment.

         22.3 - Licensor's Rights: Licensor may freely assign, transfer or sublicense any of its rights under this Agreement, but no such assignment, transfer or sublicense will relieve Licensor to its obligations under this Agreement, unless it is to a company which requires all or substantially all of Licensor's assets.

         22.4 - Licensor's Assignment For Financing Purposes: If Licensor elects to assign or pledge this Agreement or Licensor's right to receive any payment to a lender or other person as security for or in consideration of any loan or other obligation, the Distributor will promptly on request execute a reasonable and customary standard form Notice of Collateral Assignment, Agreement And Charge, or similar document as necessary to establish or perfect the lender's interest or secure its rights. Distributor agrees not to assert any offset rights against such lender or to assert any rights it may have against Licensor to delay or diminish the payment of any sums assigned or pledged to such lender, but instead to treat such offsets or rights as a separate and unrelated matter solely between Licensor and Distributor.

23. - MISCELLANEOUS PROVISIONS

         23.1 - Separability: In case of any conflicts between any term of this Agreement and any material law, ordinance, rule or regulation, the latter will prevail.

         23.2 - No Waiver: No waiver of any breach will be a waiver of any other breach of the same or any other provision. No waiver is effective unless in writing. The exercise of any right will not be deemed a waiver of any other right or of any default of the other party.

         23.3 - Remedies Cumulative: All remedies are cumulative, and resort to one will not preclude resort to any other at any time.

         23.4 - Notices: All notices and payments will be sent to the parties at the addresses specified on the Cover Page, either by telecopy, telegram or first class mail, postage prepaid. Either party may change its place for notice by like notice.

         23.5 - Entire Agreement: This Agreement contains the entire understanding of the parties regarding its subject matter, and supersedes all previous written or oral negotiations, understandings or representations between the parties regarding its subject matter, if any. Each party expressly waives in favor of the other any right to rely on such negotiations, understandings or representations, if any.

         23.6 - Modification: No modification or amendment of this Agreement will be effective unless in writing, signed by both parties.

         23.7 - Captions: Captions and Paragraph headings are for convenience only.

         23.8 - Terminology: As used in the Agreement "and" means all of the possibilities, "or" means any or all of the possibilities in any combination, and "either. . .or" means only one of the possibilities. "Including" means "including without limitation".

         23.9 - Applicable Law: This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of California applicable to agreements deemed negotiated, made, executed and wholly performed in said St ate. Licensor and Distributor hereby consent and submit to the exclusive jurisdiction and venue of said State, County of Los Angeles, for the adjudication of any dispute between Licensor and Distributor pertaining to this Agreement or the alleged breach of any provision hereof, and further agree that the mailing to either party of any court process or other papers in connection with the adjudication of any such dispute, by certified or registered mail, return receipt requested, at such party's address set forth herein, shall be good and sufficient service of such papers and of the same force and effect as if such papers had been personally served on such party in said State.

         23.10 - Arbitration: Notwithstanding anything to the contrary contained herein, at plaintiff's election, all disputes under this Agreement will be resolved by final and binding arbitration under the Rules for International Arbitration of the American Film Marketing Association in effect when the arbitration is filed (the "AFMA Rules"). Licensor and Distributor waive any right to adjudicate any dispute in any other court or forum except a party may seek interim relief as allowed by the AFMA Rules. Licensor and Distributor will abide by any decision in the arbitration and any court having jurisdiction may enforce it. Licensor and Distributor submit to the jurisdiction of the courts in the Forum to compel arbitration or to confirm an arbitration award. Licensor and Distributor agree to accept service of process in accordance with the AFMA Rules.

                             SCHEDULE OF DEFINITIONS

A.       Cinematic Definitions:
         Cinematic means all forms of Theatrical, Non-Theatrical and Public Video exploitation of a Motion Picture.

         Theatrical means exploitation of a Motion Picture Copy for direct exhibition in conventional or drive-in theaters, licensed as such in the place where the exhibition occurs, which are open to the general public on a regularly scheduled basis and which charge an admission fee to view the Motion Picture.

         Non-Theatrical  means  exploitation  of a Motion  Picture Copy only for direct  exhibition  before  an  audience  by  and at the  facilities  of  either organizations not primarily engaged in the business of exhibiting Motion Pictures, such as in educational organizations, churches, restaurants, bars, clubs, trains, libraries, Red Cross facilities, oil rigs and oil fields, or by and at the facilities of governmental bodies such as in embassies, military bases, military vessels, and other governmental facilities flying the flag of the licensed territory. By way of clarification but not limitation, Non-Theatrical does not include Commercial Video, Public Video, Airline, Ship or Hotel exploitation.

         Public Video means exploitation of a Motion Picture Copy embodied in a Videogram only for direct exhibition before an audience in a "mini-theater", an "MTV theater" or like establishment which charges an admission to use the viewing facility or to view the Videogram and which is not licensed as a traditional motion picture theater in the place where the viewing occurs.

B.       Video Definitions

         Video means all forms of Home Video and Commercial Video exploitation of a Motion Picture. Home Video means the exploitation of a Motion Picture Copy embodied in a Videogram which is rented or sold to the viewer only for viewing the embodied Motion Picture in private living accommodations where no admission fee is charged with respect to such viewing. Home Video does not include the public performance, diffusion, exhibition or broadcast of the Videogram.

         Commercial Video means the exploitation of a Motion Picture Copy embodied in a Videogram only for direct exhibition before an audience by and at the facilities of either organizations not primarily engaged in the business of exhibiting Motion Pictures, such as in educational organization, churches, restaurants, bars, clubs, trains, libraries, Red Cross facilities, oil rigs and oil fields, or by any of governmental bodies such as in embassies, military bases, military vessels, and other governmental facilities flying the flag of the licensed territory, but only t the extent that such exploitation is not otherwise utilized in the Territory as a form of Non-Theatrical exploitation. By way of clarification but not limitation, Commercial Video does not include Non-Theatrical, Public Video, Airline, Ship or Hotel exploitation.

C.       Ancillary Definitions

         Ancillary means all forms of Airline, Ship and Hotel exploitation of a Motion Picture. Airline means exploitation of a Motion Picture Copy only for direct exhibition in airplanes,

wherever located, which are operated by an airline flying the flag of any country in the licensed territory for which the Airline exploitation is granted, but excluding airlines which are customarily licensed from a location outside the licensed territory or which are only serviced in but do not fly the flag of a country in the licensed territory.

         Ship means exploitation of a Motion Picture Copy only for direct exhibition in ocean going vessels, wherever located, which are operated by a shipping line flying the flag of any country in the licensed territory for which Ship exploitation is granted, but excluding shipping lines which are customarily licensed from a location outside the territory or which are only serviced in but do not fly the flag of a country in the licensed territory.

         Hotel means the exploitation of a Motion Picture Copy only for direct exhibition in temporary or permanent living accommodations such as hotels, motels, apartment complexes, cooperatives or condominium projects by means of closed-circuit television systems where the telecast originates within or in the immediate vicinity of such living accommodations.

D.       Television Definitions

         Television  means  all  forms of Free TV and Pay TV  exploitation  of a

         Motion Picture.  Free TV means all forms of Terrestrial  Free TV, Cable

         Free TV, and Satellite Free TV exploitation of a Motion Picture.

         Terrestrial Free TV means only standard over-the-air broadcast by means of Hertzian waves of a Motion Picture Copy which is intended for reception on a television receiver in private living accommodations without a charge being made to the viewer for the privilege of viewing the Motion Picture. For purposes of this definition, neither governmental television receiver assessments or taxes will be deemed a charge to the viewer.

         Cable Free TV means only the transmission by means of coaxial or fiber-optic cable of a Motion Picture Copy for reception on a television receiver in private living accommodations without a charge being made to the viewer for the privilege of viewing the Motion Picture. For purposes of this definition, neither governmental television receiver assessments or taxes, nor the regular periodic service charges (other than a charge paid with respect to Pay TV) paid by a subscriber to a cable television system will be deemed a charge to the viewer.

         Satellite Free TV means only the up-link transmission of a Motion Picture Copy to a satellite and its down-link transmission to a terrestrial satellite reception dish for the purpose of viewing of the Motion Picture on a television receiver in private living accommodations which is located in the immediate vicinity of the reception dish without a charge being made to the viewer for the privilege of viewing the Motion Picture . For purposes of this definition, neither governmental television receiver assessments or taxes will be deemed a charge to the viewer.

         Pay TV means all forms of Terrestrial Pay TV, Pay-Cable TV and Satellite Pay TV exploitation of a Motion Picture. Pay TV does not include any form of "pay-per-view" telecast or other exhibition, unless stated in the Deal Terms.

         Pay-Cable TV or Cable Pay TV means transmission of a Motion Picture Copy by means of an encoded signal over coaxial or fiber-optic cable for reception on a television receiver in private living accommodations by means of a decoding device where a charge is made: (i) to the viewers for the right to use the decoding device or viewing any special channel which transmits the Motion Picture along with other programming; or (ii) to the operator of a hotel, motel, apartment complex, co-operative, condominium project, or similar place located distant from the place where such broadcast signal originated for the right to use decoding device to receive and retransmit the programming on such channel throughout such place.

         Satellite Pay TV means the uplink transmission of a Motion Picture Copy by means of an encoded signal to a satellite and its down-link transmission to a terrestrial satellite reception dish and a decoding device for the purpose of viewing the Motion Picture on a television receiver in private living accommodations which is located in the immediate vicinity of the reception dish and decoding device where a charge is made: (i) to the viewer for the right to use the decoding for viewing a special channel which transmits the Motion Picture along with other programming; or (ii) to the operator of a hotel, motel, apartment complex, co-operative, condominium project, or similar place located distant from the place where such broadcast signal originated for the right to use decoding device to receive and retransmit the programming on such channel throughout such place.

         Terrestrial Pay TV means only standard over-the-air broadcast of any Motion Picture Copy by means of encoded Hertzian waves for reception on a television receiver in private living accommodations by means of a decoding device where a charge is made: (i0 to the viewer for the right to use the decoding device for viewing any special channel which transmits the Motion Picture along with other programming; or (ii) to the operator of a hotel, motel, apartment complex, cooperative, condominium project or similar place located distant from the place where such broadcast signal originated for the right to use the decoding device to receive and retransmit the programming on such channel throughout such place.

E.       Other Rights

         Merchandising means the manufacture and distribution for profit of items of merchandise, other than books and records, featuring or embodying the title of the Picture, or any logos identifiable with the Picture, or the name or likeness of any characters, animals or objects identifiable with the Motion Picture.

         Music Publishing means the administration of the copyright(s) in musical compositions appearing in the Picture's soundtrack, to the extent that the same are owned or/and controlled by Licensor.

         Novelization means the authorization of, or act of, writing (by translation or otherwise) and exploitation of the Picture or screenplay thereof as a book, novel or other printed (electronic or otherwise) or published medium (electronic or otherwise).

         Pay Per View means the broadcast of a Motion Picture Copy by means of any encrypted signal for reception on television receivers in homes or non-residential institutions, including hotels, motels, and hospitals, where a charge is made to the viewer for the rights to use a decoding device to view the broadcast of a Motion Picture at a time designated by the broadcaster for each viewing. Pay Per View Rights do not include any form of Hotel/Motel, Pay TV or Video On Demand Rights.

         Souvenir Program means the preparation and exploitation of souvenir booklets or programs, not to exceed thirty (30) pages in length, featuring photographs and explanatory text relating to the Picture.

         Soundtrack Record means the manufacture and exploitation of recordings in any form embodying all or any part of the soundtrack of the Picture or any re-recording of all or any part of the soundtrack of the Picture (packaged and labeled in such a way as to be identifiable with the Picture) in lieu of the actual soundtrack thereof.

         Video On Demand means the broadcast of a Motion Picture Copy by means of an encrypted signal for reception by decoding and storage devices for viewing on television receivers in homes or non- residential institutions, including hotels, motels and hospitals, where a charge is made to the viewer on a fee-exhibition basis for the right to use such decoding and storage device to view the broadcast of a Motion Picture at a time selected by the viewer for each viewing. Video On Demand does not include any form of Hotel/Motel, Pay TV or Pay Per View.

F.       Usage Definitions:

         Affiliated Company means, with respect to any party to this Agreement, means any Person (including any officer, director, employee or partner of any Person) owned or controlled by, controlling or under common control with the party. Ownership directly or indirectly of fifty percent (50%) of one hundred percent (100%) or more of the voting stock or other voting equity security of a Person, or in the case of a partnership, fifty percent (50% ) or more of the general partnership interests in such partnership, will in all cases be deemed control.

         Broadcast means the communication to the public of any form of Motion Picture Copy by means of wire, cable, wireless diffusion or radio waves which allows the Motion Picture to be viewed on a television receiver. Broadcast means the same as telecast or diffusion.

         Cassette means the same as Videocassette.

         Law means any present or future statute or ordinance, whether municipal, state, national or territorial, any executive, administrative or judicial regulation, order, judgment or decree, any treaty or international convention, any rule or principle or common law or equity or any requirement, custom or practice with equivalent force of law.

         Person means any natural individual or any firm, corporation, association, partnership, organization or other enterprise organized or operating under the Laws of any jurisdiction. Motion Picture means an audiovisual work consisting of a series of related images which, when shown in succession, impart an impression of motion, with accompanying sounds, if any.

         Motion Picture Copy means the embodiment of a Motion Picture in any physical form, including film, tape, cassette or disc. Where a specific medium is limited to exploitation by a specific physical form, for example, to exploitation of Videograms, then Motion Picture Copy with respect to such medium is limited to such physical form.

         Rights means with respect to any licensed medium the specific rights under copyright to do, and to authorize others to do in accordance with the agreement of the parties, the following as strictly necessary to exploit the work in the licensed medium only: (i) to make duplicate copies of the work; (ii) to make supplemental works, such as t railers, posters and advertising accessories, derived from the original work for the sole purpose of exploiting the licensed rights in the original work; (iii) to distribute publicly authorized copies of the work; (iv) to perform publicly authorized copies of the work to the extent authorized; and (v) to display publicly authorized copies of the work to the extent authorized.

         Videocassette means a VHS or Beta cassette or electronic storage device in any authorized format designed to be used in conjunction with a reproduction apparatus which causes a Motion Picture to be visible on the screen of a television receiver. A Videocassette does not include any type of Videodisc.

         Videogram means any type of Videocassette or Videodisc, but only to the extent the specific Type of electronic storage device and its Format is authorized in the agreement of the parties.

         Videodisc means any laser or capacitance disc or other form of mechanical storage device designed to be used in conjunction with a reproduction apparatus which causes a Motion Picture to be visible on the screen of a television receiver. A videodisc does not include any type of Videocassette.

         Work means any original expression of authorship in the literary, scientific or artistic domain whatever may be the mode or form of its expression.